                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), dated as of May 4, 2001, is among FalconStor, Inc., a Delaware corporation (the "Company"), Network Peripherals Inc., a Delaware corporation ("NPI") and Empire Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of NPI ("Merger Sub"). Certain capitalized and non-capitalized terms used herein are defined in Section 8.13.

                                    RECITALS

         WHEREAS, the Boards of Directors of the Company, NPI and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

         WHEREAS, the Company and NPI are parties to that certain Option Agreement, dated March 30, 2001, under which the Company granted to NPI an option to merge with the Company pursuant to the terms of this Agreement and NPI has exercised its rights under the Option Agreement in accordance with the terms therein;

         WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company, other than such shares held by NPI, Merger Sub or the Company, shall be converted into the right to receive shares of common stock, par value $0.001 per share, of NPI (the "NPI Common Stock");

         WHEREAS, as an inducement to NPI and Merger Sub to enter into this Agreement, (i) certain stockholders of the Company have previously entered into a voting agreement in the form attached hereto as Exhibit A ("Company Voting Agreement") pursuant to which, among other things, such stockholders have agreed to vote all shares of capital stock of the Company owned by them in favor of the Merger (ii) all stockholders of the Company have entered into that certain Second Amended and Restated Stockholders Agreement dated as of March 30, 2001, by and among the Company and the Persons set forth on Schedule I thereto (the "Stockholders Agreement"), and all officers and directors of the Company will have, at the Effective Time entered into a lock-up agreements in the form attached hereto as Exhibit B ("Company Lockup Agreement") pursuant to which, among other things, such persons will agree to refrain from selling shares of NPI Common Stock during a specified period following consummation of the Merger and (iii) all affiliates of the Company will have, prior to the consummation of the Merger, entered into an affiliate agreement in the form attached hereto as Exhibit C ("Affiliate Agreement");

         WHEREAS, as an inducement to the Company to enter this Agreement, (i) certain stockholders of NPI have concurrently herewith entered into a voting agreement in the form attached hereto as Exhibit D ("NPI Voting Agreement") pursuant to which, among other things, such persons have agreed to vote all capital stock of NPI owned by them in favor of the Merger and (ii) all officers, directors and certain stockholders of NPI will have, at the Effective Time, entered into lock-up agreements in the form attached hereto as Exhibit E ("NPI Lock-up Agreement") pursuant to which, among other things, such stockholders will agree to refrain from selling shares of NPI Common Stock during a specified period following consummation of the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company, NPI and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, NPI and Merger Sub hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease.

         Section 1.2 Effective Time. Subject to the provisions of this Agreement, the Company, NPI and Merger Sub shall cause the Merger to be consummated by filing an appropriate certificate of merger in the form attached hereto as Exhibit F and other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law, as soon as practicable on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger (the "Effective Time").

         Section 1.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of [Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022,] or at such other time, date or place as agreed to in writing by the parties hereto.

         Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.5 Directors and Officers.

                 (a) NPI. As of the Effective Time, (i) the directors of NPI shall be comprised in accordance with Schedule 1.5 hereto and (ii) the individuals listed on Schedule 1.5 hereto shall have been appointed as the officers of NPI in accordance with Schedule 1.5 hereto.

                 (b) Surviving Corporation. The directors of the Surviving Corporation shall be comprised in accordance with Schedule 1.5 hereto and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.6 Certificate of Incorporation and Bylaws.

                 (a) NPI. The certificate of incorporation and bylaws of NPI in effect immediately prior to the Effective Time shall remain in full force and effect after the Effective Time; provided, however, that Article FIRST of the certificate of incorporation of NPI shall be amended to read in its entirety as follows: " The name of the corporation is FalconStor, Inc." until thereafter amended as provided by law.

                 (b) Surviving Corporation. Effective immediately following the Merger, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended in its entirety to read as set forth in the Certificate of Merger. Effective immediately following the Merger, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

         Section 2.1 Conversion of Shares.

                 (a) By action of the holders of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, "Company Preferred Stock"), each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding immediately prior to the Effective Time shall be converted immediately prior to the Effective Time (subject to the satisfaction of the conditions set forth in Section 6.1 and Section 6.3) into that number of shares of Company's common stock, par value $0.001 (the "Company Common Stock") into which one share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is then convertible.

                 (b) At the Effective Time, each outstanding share of common stock, par value $.001 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of the Company, NPI or Merger Sub, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

                 (c) At the Effective Time, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (individually, a "Share" and collectively, the "Shares") (other than (i) Shares held by the Company, (ii) Shares held by NPI or Merger Sub or (iii) Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of NPI, Merger Sub or the Company or any holder thereof, be converted into and be exchangeable for the right to receive the number (rounded to the nearest ten thousandth) of fully paid and non-assessable shares of NPI Common Stock equal to the Exchange Ratio.

                 (d) For purposes of this Agreement, the "Exchange Ratio" shall be determined in accordance with the following formula:


                                               B-C [
                                E = 2(X + O) + --- [2(X + O)]
                                                B  [
                                    -------------------------
                                              Y + V

   where E =              the Exchange Ratio

          X = all shares of NPI Common Stock issued and outstanding as of two days prior to the NPI Stockholders Meeting

          O = all shares of NPI Common Stock issuable under outstanding, vested, in-the-money options to purchase such stock as of two days prior to the NPI Stockholders Meeting

          C = NPI's cash, cash equivalents and short-term investments calculated in accordance with GAAP minus any estimated cash payments due under agreements with certain members of NPI's management resulting from the Merger (the "Management Agreements") plus $25,000,000, calculated as of the end of the calendar month immediately prior to the Effective Time, without giving effect to reductions in cash for payment of transaction expenses related to the Merger by NPI prior to the Effective Time (the "Closing Cash"); provided that for purposes of this formula, Closing Cash shall not exceed $90,000,000. For purposes of this paragraph, estimated cash payments due under the Management Agreements shall be determined (a) using the closing sales price of one share of NPI Common Stock on Nasdaq two days prior to the NPI Stockholders' Meeting and (b) by giving effect to any acceleration of vesting of options caused by the Closing

          B =             $90,000,000

          Y = all outstanding shares of Company Common Stock (assuming conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock) minus shares of Company Common Stock or Company Preferred Stock owned by NPI or the Company, calculated two days prior to the NPI Stockholders' Meeting

          V = all shares of Company Common Stock issuable under outstanding, vested, in-the-money options or warrants to purchase such stock or other securities convertible or exchangeable for shares of Company Common Stock, calculated two days prior to the NPI Stockholders' Meeting

All such shares of NPI Common Stock issued pursuant to this Section 2.1, together with any cash paid in lieu of fractional shares of NPI Common Stock to be paid pursuant to Section 2.7, are referred to herein as the "Merger Consideration."

                 (e) At the Effective Time, each Share of Company Common Stock owned by NPI, Merger Sub or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no consideration shall be delivered in exchange therefor.

                 (f) If, between the date of this Agreement and the Effective Time, either (i) the outstanding shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, or (ii) the number of shares of Company Common Stock issuable upon conversion of each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall have been changed pursuant to contract, an anti-dilution adjustment provision contained in the Company's certificate of incorporation or otherwise, the calculation of the Exchange Ratio shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, change in conversion ratio or such similar event.

                 (g) If, between the date of this Agreement and the Effective Time, the outstanding shares of NPI Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, the calculation of the Exchange Ratio shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or such similar event.

         Section 2.2 Stock Options. At the Effective Time, the Company Stock Options, whether vested or unvested, will be assumed by NPI ("Assumed Stock Options"). Section 2.2 of the Company Disclosure Schedule hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options to purchase shares of Company Common Stock ("Company Stock Options"), including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to NPI an updated Section 2.2 of the Company Disclosure Schedule hereto current as of such date. Each such option so assumed by NPI under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan ("Company Option Plan") and any other document governing such option immediately prior to the Effective Time, except that (a) such option will be exercisable for that number of whole shares of NPI Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of NPI Common Stock, (b) the per share exercise price for the shares of NPI Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole tenth of a cent and (c) any restriction on the exercisability of such Company Stock Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall remain unchanged. Consistent with the terms of the Company Option Plan and the documents governing the outstanding options, the Merger will not terminate any of the outstanding options under the Company Option Plan or accelerate the exercisability or vesting of such options or the shares of NPI Common Stock which will be subject to those options upon NPI's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by NPI following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time, and the parties hereto shall use their commercially reasonable efforts to carry out such intention. Within 10 business days after the Effective Time, NPI will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Option Plan a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such option by NPI. NPI agrees to file with the Securities and Exchange Commission ("SEC") after the Closing a registration statement on Form S-8 covering the shares of NPI Common Stock issuable pursuant to Assumed Stock Options. The Company shall cooperate with and assist NPI in the preparation of such registration statement.

         Section 2.3 Exchange Fund. Prior to the Effective Time, NPI shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, NPI shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the NPI Common Stock issuable pursuant to
Section 2.1 in exchange for outstanding Shares and an estimated amount of cash sufficient to pay the cash payable in lieu of fractional shares pursuant to
Section 2.7. NPI agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to
Section 2.5. Any cash and certificates of NPI Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

         Section 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any event within three business days after the Effective Time), NPI and the Surviving Corporation shall use their commercially reasonable efforts to cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPI may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) shares of NPI Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 2.1 (after taking into account all Shares then held by such holder) and
(ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this ARTICLE II, including cash in lieu of any dividends and other distributions pursuant to Section 2.5 and cash in lieu of fractional shares pursuant to Section 2.7, and the Shares formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive the Merger Consideration payable upon surrender of the Certificates. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or Section 2.7. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, shares of NPI Common Stock evidencing, in the aggregate, the proper number of shares of NPI Common Stock, a check in the proper amount of cash in lieu of any fractional shares of NPI Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid.

         Section 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of NPI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of NPI Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of

NPI Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws (as hereinafter defined), following surrender of any such Certificate, there shall be paid to such holder of shares of NPI Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of NPI Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of NPI Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of NPI Common Stock.

         Section 2.6 No Further Ownership Rights in Company Common Stock. All shares of NPI Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms of ARTICLE I and this ARTICLE II (including any cash paid pursuant to Section 2.5 and Section 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

         Section 2.7 No Fractional Shares of NPI Common Stock.

                 (a) No certificates or scrip of shares of NPI Common Stock representing fractional shares of NPI Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of NPI or a holder of shares of NPI Common Stock.

                 (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of NPI Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of NPI Common Stock multiplied by (ii) the reported closing sales price of one share of NPI Common Stock on the Nasdaq National Market ("Nasdaq") at the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify NPI and NPI shall deposit such amount with the Exchange Agent (to the extent the amount deposited with the Exchange Agent pursuant to Section 2.3 is insufficient), and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         Section 2.8 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation and NPI for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any cash in lieu of fractional shares of NPI Common Stock to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of NPI Common Stock to which such holders are entitled pursuant to
Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

         Section 2.9 No Liability. None of NPI, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         Section 2.10 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by NPI on a daily basis. Any interest and other income resulting from such investments promptly shall be paid to NPI.

         Section 2.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such person against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby and any unpaid dividends and distributions on shares of NPI Common Stock deliverable in respect thereof, pursuant to this Agreement.

         Section 2.12 Backup Withholding Rights. Each of NPI, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a tax Law. To the extent that amounts are so withheld by NPI, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by NPI, the Surviving Corporation or the Exchange Agent, as the case may be.

         Section 2.13 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise unless required to do so by law. The Merger shall be treated as a purchase for accounting purposes.

         Section 2.14 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or NPI for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of NPI Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

         Section 2.15 Affiliates. Notwithstanding anything to the contrary herein, no shares of NPI Common Stock or cash shall be delivered to a person who may be deemed an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), until such person has executed and delivered to NPI the written agreement contemplated by Section 5.10.

         Section 2.16 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger (the "Dissenting Shares"), which stockholders comply with all of the relevant provisions of Delaware Law (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give NPI (a) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders' rights of appraisal, and (b) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of NPI, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.1.

ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Except as set forth on the schedule delivered by the Company to NPI and Merger Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule") the Company hereby represents and warrants to NPI and Merger Sub, and except as set forth in the disclosure schedule delivered by NPI and Merger Sub to the Company in connection with the execution and delivery of this Agreement (the "NPI Disclosure Schedule"), NPI and Merger Sub hereby represent and warrant to the Company, in each case as set forth in this ARTICLE III, with the party making such representations and warranties being referred to as the "Representing Party" and such Representing Party's Disclosure Schedule as the "Representing Party's Disclosure Schedule." Notwithstanding the foregoing, any representation or warranty which expressly refers to NPI or its Subsidiaries is being made solely by NPI and Merger Sub and any representation or warranty which expressly refers to the Company or its Subsidiaries is being made solely by the Company.

         Section 3.1 Organization, Qualification.

                  (a) The Representing Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted. The Representing Party is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party or substantially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Representing Party from performing its obligations hereunder. As used in this Agreement, "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or developments that (i) materially adversely affects the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Representing Party and its Subsidiaries, taken as a whole or (ii) adversely affects or delays the ability of the Representing Party to consummate the transactions contemplated by this Agreement, provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute a Material Adverse Effect on a Representing Party as indicated (A) any change in the market price or trading volume of NPI Common Stock after the date hereof; (B) any failure by the Representing Party to meet internal revenue or earnings projections or forecasts or published revenue or earnings projections for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement and prior to the Effective Time; (C) decreases in working capital substantially consistent with the NPI's internal projections; (D) any adverse change, effect, event, occurrence, state of facts or development, change, effect, event, occurrence, state of facts or developments directly caused by the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (E) any adverse change in NPI's assets or results of operations arising from actions taken by NPI reasonably intended to preserve the Closing Cash at a level sufficient to satisfy the condition set forth in Section 6.3(b); (F) any adverse change, effect, event, occurrence, state of facts or developments directly caused by, resulting from or attributable to conditions affecting the data storage or networking industries as a whole or the U.S. or world economies as a whole; (G) any adverse change, effect, event, occurrence, state of facts or development directly resulting from or attributable or relating to out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement; or (H) any adverse change, effect, event, occurrence, state of facts or development directly caused by compliance with the terms of, or the taking of any action required by, this Agreement; and provided, further, that with respect to any dispute regarding whether any adverse change, effect, event, occurrence, state of facts or development is "directly caused" by any of the foregoing, the Representing Party shall have the burden of proof by a preponderance of the evidence. Each Representing Party has made available to the other copies of its certificate of incorporation and bylaws. Such copies of each Representing Party's certificate of incorporation and bylaws are complete and correct and in full force and effect, and the Representing Party is not in violation of any of the provisions of its certificate of incorporation or bylaws.

                 (b) Each of the Representing Party's Subsidiaries is listed in
Section 3.1 of the Representing Party's Disclosure Schedule and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Representing Party's Subsidiaries has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party, taken as a whole. All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and, with respect to such shares or ownership interests that are owned by the Representing Party and its Subsidiaries, are owned free and clear of all liens, claims, mortgages, encumbrances, pledges and security interests of any kind. All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are wholly owned by the Representing Party, directly or indirectly.

         Section 3.2  Capital Stock.

                 (a) Section 3.2(a) of the Representing Party's Disclosure Schedule sets forth as of May 4, 2001: (i) the number of authorized shares of each class or series of capital stock of the Representing Party; (ii) the number of shares of each class or series of capital stock of the Representing Party which are issued and outstanding; (iii) the number of shares of each class or series of capital stock which are held in the treasury of such Representing Party; (iv) the number of shares of each class or series of capital stock of the Representing Party which are reserved for issuance, indicating each specific reservation; and (v) the number of shares of each class or series of capital stock of such Representing Party which are subject to employee stock options or other rights to purchase or receive capital stock granted under such Person's stock option or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof.

                 (b) All the outstanding shares of capital stock of the Representing Party are, and all shares of NPI Common Stock to be issued in the Merger will be when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable U.S. state and federal securities laws. Except for the transactions contemplated by this Agreement, (i) there are no shares of capital stock of the Representing Party authorized, or as of the date of this Agreement, issued or outstanding, (ii) as of the date of this Agreement there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Representing Party or any of its Subsidiaries, obligating the Representing Party or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Representing Party or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Representing Party or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (iii) there are no outstanding contractual obligations of the Representing Party or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Representing Party or any Subsidiary of the Representing Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Representing Party or other entity, and (iv) there are no shareholder agreements, voting trusts or other agreements to which the Representing Party is a party or to which it is bound relating to the voting of any shares of the capital stock of the Representing Party (other than the Voting Agreements). With respect to the Company, (i) the holders of the Company Common Stock who are party to the Company Voting Agreement hold a sufficient number of shares of Company Common Stock (or securities convertible into Company Common Stock) to effect (A) the Company Stockholder Approval (as defined herein) and (B) the conversion into shares of Company Common Stock of all shares of Company Preferred Stock, and (ii) all stockholders, directors and officers of the Company are party to and bound by at least one of the following agreements that restricts such stockholder's rights to sell or dispose of shares of NPI Common Stock for a specified period following the consummation of the Merger: Company Voting Agreement, Company Lock-Up Agreement or the Stockholders Agreement.

         Section 3.3  Corporate Authority Relative to this Agreement; No
Violation.

                 (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for obtaining the requisite approval of the stockholders of the Company (the "Company Stockholder

Approval"), as contemplated in Section 5.2 and the filing of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of NPI, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy laws and other similar laws affecting creditor's rights generally and
(ii) general principles of equity.

                  (b) NPI has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of NPI, and other than the obtaining the requisite approval of the stockholders of NPI (the "NPI Stockholder Approval") as contemplated in Section 5.3 and the filing of the Certificate of Merger no other corporate proceedings on the part of NPI are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of NPI has taken all appropriate action so that
Section 203 of Delaware Law will not be applicable to the Company or to NPI for any purpose. This Agreement has been duly and validly executed and delivered by NPI and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement of NPI, enforceable against NPI in accordance with its terms, except as may be limited by (i) bankruptcy laws and other similar laws affecting creditor's rights generally and
(ii) general principles of equity.

                 (c) Except as may be required under, and other applicable requirements of, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, and the rules and regulations of Nasdaq, and the filing of the Certificate of Merger under Delaware Law, none of the execution, delivery or performance of this Agreement by the Representing Party, the consummation by the Representing Party of the transactions contemplated hereby or compliance by the Representing Party with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of the Representing Party or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether U.S. or foreign (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Representing Party or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation ("Law") applicable to the Representing Party, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Representing Party or prevent or substantially delay the consummation of the transactions contemplated hereby.

         Section 3.4  Reports and Financial Statements.

                 (a) NPI has previously furnished or otherwise made available (by electronic filing or otherwise) to the Company true and complete copies of:
(i) Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1999 and 2000; (ii) each Quarterly Report on Form 10-Q filed with the SEC for the three fiscal quarters occurring since the Annual Report on Form 10-K for the year ended December 31, 1999; (iii) each definitive proxy statement filed with the SEC since December 31, 1999; (iv) each final prospectus filed with the SEC since December 31, 1999, except any final prospectus on Form S-8; and (v) all Current Reports on Form 8-K filed with the SEC since January 1, 2000.

As of their respective dates, such reports, proxy statements and prospectuses filed with the SEC by NPI (collectively with, and giving effect to, all amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of NPI's Subsidiaries is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of NPI and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 2000, NPI has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

                 (b) The Company has delivered to NPI copies of the audited balance sheets of the Company as of December 31, 2000, together with the related audited statements of income, stockholders' equity and changes in cash flow for the fiscal year ended December 31, 2000, and the notes thereto (such audited financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP throughout the periods covered thereby, and
(ii) present fairly in all material respects the financial position, results of operations and changes in cash flow of the Company and its consolidated Subsidiaries as of such dates and for the periods then ended.

         Section 3.5 No Undisclosed Liabilities. Neither the Representing Party nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth on a balance sheet of the Representing Party under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be expected to result in such a liability or obligation, except (a) liabilities or obligations with respect to NPI reflected in the SEC Reports and with respect to the Company reflected in the Financial Statements or (b) liabilities and obligations which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Representing Party.

         Section 3.6 No Default; Compliance with Applicable Laws. The businesses of the Representing Party and each of its Subsidiaries is not in conflict with, or in default or violation of, any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, (ii) any Company Material Contracts or NPI Material Contracts, as applicable, or (iii) any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit or other governmental authorization or approval applicable to the Representing Party or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Representing Party.

         Section 3.7  Environmental Matters.

                 (a) Each of the Representing Party and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required under any applicable Environmental Law and necessary for it to carry on its business or operations as now conducted ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Representing Party. Each of such Environmental Permits is in full force and effect, and each of the Representing Party and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in full force and effect or to be in compliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Representing Party.

                 (b) There are no Environmental Claims pending, or to the knowledge of the Representing Party, threatened, against the Representing Party or any of its Subsidiaries, or, to the knowledge of the Representing Party, any Person whose liability for any such Environmental Claim the Representing Party or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law for which reserves have not been established in accordance with GAAP, that, individually or in the aggregate, would have a Material Adverse Effect on the Representing Party.

                 (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that would form the basis of any Environmental Claim against the Representing Party or any of its Subsidiaries, or for which the Representing Party or any of its Subsidiaries is liable, except for such liabilities which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Representing Party.

                 (d) As used in this Agreement: (i) "Environmental Claim" means any claim, action, lawsuit or proceeding by any Person which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Representing Party or any of its Subsidiaries, or (B) circumstances which would give rise to any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Law" means any law or order of any Governmental Entity relating to (A) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of, or (B) the environment or to emissions, discharges, releases or threatened releases of, Hazardous Materials, into the environment; (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants" under any Environmental Law; and (C) pesticides.

         Section 3.8 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against the Representing Party, its Subsidiaries or any of its assets or properties which (a) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party or its Subsidiaries, or (b) questions the validity of this Agreement or any action to be taken by the Representing Party in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. The Representing Party and its Subsidiaries are not subject to any outstanding order, writ, injunction or decree which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries. There is no action, suit, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of the Representing Party (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against the Representing Party.

         Section 3.9 Permits. The Representing Party holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Permits"), except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on the Representing Party. The Representing Party is in material compliance with the terms of the Representing Party Permits. No investigation or review by any Governmental Entity in respect of the Representing Party is pending or, to the Representing Party's knowledge, threatened, nor has the Representing Party received notice from any Governmental Entity of its intention to conduct the same.

         Section 3.10  Employee Plans.

                 (a) Section 3.10(a) of the Representing Party's Disclosure Schedule sets forth a true, correct and complete list of:

                        (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Representing Party has any obligation or liability, contingent or otherwise (the "Benefit Plans");

                        (ii) all employees, consultants and independent contractors of the Representing Party; and

                        (iii) all employment, consulting, termination, profit sharing, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union or vacation agreements, policies or arrangements under which the Representing Party has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant or contractor of the Representing Party (the "Employee Arrangements").

Benefit Plans and Employee Arrangements which cover current or former employees, consultants, contractors, officers, or directors (or their equivalent) of the Representing Party are separately identified, by the applicable country, on
Section 3.10(a) of the Representing Party's Disclosure Schedule.

                 (b) In respect of each Benefit Plan and Employee Arrangement of the Company, a complete and correct copy of each of the following documents (if applicable) has been made available to NPI: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including, schedules and attachments); (iv) the most recent Internal Revenue Service ("IRS") determination, opinion or notification letter; (v) each of the stock option grant agreements used to make grants under the Company Option Plans, and all amendments thereto; (vi) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto; and (vii) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

                 (c) None of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and the Representing Party does not have any obligation or liability (contingent or otherwise) in respect of any such plans. The Company is not a member of a group of trades or businesses under common control or treated as a single employer pursuant to Section 414 of the Code.

                 (d) The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, have either received a favorable determination, opinion or notification letter from the IRS with respect to each such Benefit Plan as to its qualified status under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Benefit Plans. Any voluntary employee benefit association which provides benefits to current or former employees of the Representing Party, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

                 (e) All contributions or other payments required to have been made by the Representing Party to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

                 (f) The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws. In particular, no individual who has performed services for the Representing Party has been improperly excluded from participation in any Benefit Plan or Employee Arrangement.

                 (g) There are no pending or, to the Representing Party's knowledge, threatened actions, claims, or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by persons entitled to benefits thereunder), and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

                 (h) The Representing Party does not have any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, employees, consultants or contractors of the Representing Party except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Representing Party.

                 (i) None of the assets of any Benefit Plan is stock of the Representing Party or any of its affiliates, or property leased to or jointly owned by the Representing Party or any of its affiliates.

                 (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee, consultant or contractor (current, former, or retired) of the Representing Party, (ii) increase any benefits under any Benefit Plan or Employee Arrangement or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits (except as which may be required by the partial or full termination of any Benefit Plan intended to be qualified under Section 401 of the Code).

                 (k) The Representing Party has delivered to the other a true and correct list of the following for each employee, consultant and contractor of the Representing Party: base salary, any bonus obligations, immigration status, hire date, time-off balance, an indication of the existence of a signed assignment of invention agreement for each employee and including effective date and term for the contract, pay rate, termination provisions, indication that they have not received W-2 statements from the Representing Party, indication that they have not received Representing Party employee benefits and indication of a signed assignment of invention agreement for each consultant and contractor.

                 (l) To the knowledge of the Representing Party, all employees of the Representing Party who are not U.S. citizens but who are assigned to the U.S. operations of the Representing Party or otherwise travel, from time to time, to the United States on behalf of the Representing Party, possess all applicable passports, visas and other authorizations required by the Laws of the United States and have otherwise complied with all applicable immigration and similar Laws of the United States.

                 (m) To the Representing Party's knowledge, all employees of the Representing Party assigned to work outside the United States possess all applicable passports, visas and other authorizations required by the Laws of the respective countries to which they are assigned.

         Section 3.11  Labor Matters.

                 (a) The Representing Party is not a party to any labor or collective bargaining agreement, and no employees of the Representing Party are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Representing Party's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Representing Party's knowledge, there have been no organizing activities involving the Representing Party in respect of any group of employees of the Representing Party.

                 (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Representing Party, threatened against or involving the Representing Party. There are no unfair labor practice charges, grievances or complaints pending or, to the Representing Party's knowledge, threatened by or on behalf of any employee or group of employees of the Representing Party and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

                 (c) There are no complaints, charges or claims against the Representing Party pending or, to the Representing Party's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Representing Party, and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

                 (d) The Representing Party is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, as amended ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

                 (e) There has been no "mass layoff" or "plant closing" as defined by WARN in respect of the Representing Party within the six months prior to the date hereof.

         Section 3.12  Absence of Certain Changes or Events.

         Since December 31, 2000 (i) the businesses of the Representing Party and its Subsidiaries have been conducted in all material respects in the ordinary course and (ii) there has not been:

                 (a) a material adverse change in the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Representing Party and its Subsidiaries, taken as a whole, or any event, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole;

                 (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Representing Party, or any repurchase, redemption or other acquisition by the Representing Party of any Representing Party securities;

                 (c) any incurrence or assumption by the Representing Party of any indebtedness for borrowed money (or any renewals, replacements, or extensions that do not increase the aggregate commitments thereunder) except (i) in the ordinary and usual course of business consistent with past practice or
(ii) in connection with any capital expenditure permitted by Section 4.1 or
Section 4.2, as applicable, or (iii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Representing Party for the obligations of any other person;

                 (d) any creation or assumption by the Representing Party of any material Lien on any material asset of the Representing Party other than Permitted Liens;

                 (e) any making of any loan, advance or capital contribution to or investment in any person by the Representing Party other than loans or advances to employees, contractors or consultants of the Representing Party made in the ordinary and usual course of business consistent with past practice;

                 (f) (i) any contract or agreement entered into by the Representing Party on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Representing Party of any contract, license or other right (including, any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party, other than those contemplated by this Agreement;

                 (g) any (i) grant of any severance or termination pay to any director, officer, employee, consultant or contractor of the Representing Party;
(ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or contractor of the Representing Party; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees, consultants or contractors of the Representing Party other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees, consultants or contractors of the Representing Party in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees, consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

                 (h) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

                 (i) any (i) making or revoking of any material election relating to Taxes (as hereinafter defined), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes;

                 (j) any capital expenditures in excess of $100,000 individually and in excess of $500,000 in the aggregate;

                 (k) any lease, license or grant to any Person of any rights in any of the Representing Party's assets or properties;

                 (l) any amendment of the certificate of incorporation or bylaws of the Representing Party;

                 (m) any sufferance of any material damage, destruction or loss (whether or not covered by insurance) to any material assets of the Representing Party; or

                 (n) any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Representing Party.

         Section 3.13  Registration Statement; Joint Proxy Statement/Prospectus.

                 (a) The information supplied by the Representing Party for inclusion in the registration statement on Form S-4 pursuant to which shares of NPI Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement") shall not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by the Representing Party for inclusion in the joint proxy statement/prospectus (the "Joint Proxy Statement") to be sent to the stockholders of the Company in connection with the special meeting of the Company's stockholders to consider this Agreement and the Merger (the "Company Stockholders Meeting") and to the stockholders of NPI in connection with the special meeting of NPI's stockholders to consider the issuance of NPI Common Stock in connection with the Merger (the "NPI Stockholders Meeting") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of NPI and the Company, at the time of the Company Stockholders Meeting, at the time of the NPI Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Joint Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NPI Stockholders Meeting or the Company Stockholders Meeting which has become false or misleading.

         Section 3.14  Tax Matters.

                 (a) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                 (b) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Representing Party, each affiliated, combined, consolidated or unitary group of which the Representing Party is a member (an "Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. All Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group, including estimates and withheld Taxes, have been paid, or adequately reserved in accordance with GAAP, except to the extent any failure to pay or reserve for would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. There is no audit or examination in process or pending and there has been no notification of any request for such audit or other examination and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group which if determined adversely would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. All assessments for Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid, except to the extent that any failures to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party.

                 (c) The Representing Party has not (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Representing Party or any Representing Party's Affiliated Group with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding. There are no Liens relating to material Taxes upon the assets of the Representing Party or any Representing Party's Affiliated Group other than Liens relating to Taxes not yet due and Liens that would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party. Neither the Representing Party nor any Representing Party's Affiliated Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes (other than with respect to agreements solely between or among members of the consolidated group of which the Representing Party is the common parent and agreements and obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party).

                 (d) Neither the Representing Party nor any Representing Party's Affiliated Group has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                 (e) Section 3.14 of the Representing Party's Disclosure Schedule lists each Tax Return of the Representing Party's or any Affiliated Group for which an accurate copy of the actual Tax Return as filed with the relevant taxing authority has been made available by the Representing Party to the other on or before the date hereof.

                 (f) Neither the Representing Party nor any Affiliated Group has requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from other taxing authorities.

                 (g) Neither the Representing Party nor any member of any Affiliated Group has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock (to any Person or entity that is not a member of any Affiliated Group) qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                 (h) Neither the Representing Party nor any member of any Affiliated Group has any employment, severance or termination agreements, other compensation arrangements, or Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

                 (i) Neither the Representing Party nor any member of any Affiliated Group has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) applied to any disposition of assets owned by the Representing Party or any Affiliated Group.

                 (j) Neither the Representing Party nor any member of any Affiliated Group has been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

         Section 3.15 Absence of Questionable Payments. Neither the Representing Party nor, to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of the Representing Party, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. Neither the Representing Party nor, to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of the Representing Party, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         Section 3.16 Title and Related Matters. The Representing Party or one of its Subsidiaries has good and valid title to, or a valid leasehold or contractual interest in, all of the properties and assets reflected in the latest balance sheet included, in the case of the Company in the Financial Statements and in the case of NPI in the SEC Reports, or acquired after the date thereof (except for properties or assets sold or otherwise disposed of since the date thereof), free and clear of all Liens, statutory Liens securing payments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and such imperfections or irregularities in title that do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby, affect the ability to convey title thereto or otherwise materially impair the business operations currently conducted at such properties. As of the date hereof, Section 3.16 of the Representing Party's Disclosure Schedule contains a complete and correct list of all real property owned or leased by the Representing Party or any of its Subsidiaries, and a complete and correct list of each title insurance policy insuring title to any of such real properties.

         Section 3.17  Material Contracts.

                 (a) Company Contracts.

                        (i) Section 3.17 of the Company Disclosure sets forth a list of all agreements the Company would be required to file as material contracts under Item 601 of Regulation S-K were the Company subject to the Exchange Act and the disclosure requirements of Regulation S-K (the "Company Material Contracts"). The Company has heretofore made available to NPI true, correct and complete copies of all Company Material Contracts. The Company is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

                        (ii) Each of the Company Material Contracts constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and (B) general principles of equity. The Company is not in breach or default in any material respects of any provisions of any Company Material Contract and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by the Company. The Company does not have any knowledge of any termination or material breach of anticipated termination or material breach by the other parties to any Company Material Contract or commitment to which it is a party or to which any of its assets are subject.

                        (iii) No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company in respect of any breach or default thereunder.

                        (iv) No terms and conditions of any Company Material Contract or other arrangement or understanding between the Company and any other Person in effect on the date of this Agreement prevent, delay or materially restrict the Company's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict the Company's ability to deploy any material portion of its assets or resources as it deems appropriate.

                (b) NPI Contracts

                        (i) The SEC Reports contain true and accurate copies of all of the agreements required to filed as material contracts under Item 601 of Regulation S-K under the Securities Act (the "NPI Material Contracts"). NPI is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

                        (ii) Each of the NPI Material Contracts constitutes the valid and legally binding obligation of NPI, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and
(B) general principles of equity. NPI is not in breach or default in any material respects of any provisions of any NPI Material Contract and, to NPI's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by NPI or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by NPI. NPI does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any NPI Material Contract or commitment to which it is a party or to which any of its assets are subject.

                        (iii) No party to any such NPI Material Contract has given notice to NPI of or made a claim against NPI in respect of any breach or default thereunder.

                        (iv) No terms and conditions of any NPI Material Contract or other arrangement or understanding between NPI and any other Person in effect on the date of this Agreement prevent, delay or materially restrict NPI's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict NPI's ability to deploy any material portion of its assets or resources as it deems appropriate.

         Section 3.18 Insurance. Section 3.18 of the Representing Party's Disclosure Schedule sets forth a true and complete list and brief summary description (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) of directors and officers liability and general liability insurance policies maintained by the Representing Party. Such policies have been issued by insurers which, to the Representing Party's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Representing Party of a scope and coverage consistent with customary industry practice. Complete and correct copies of each such policy have been delivered by the Company to NPI and by NPI to the Company. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. There are no pending claims or, to the knowledge of the Representing Party, threatened claims, under any of the Representing Party's insurance policies.

         Section 3.19 Subsidies. No grants, subsidies or similar arrangements exist directly or indirectly between or among the Representing Party, on the one hand, and any domestic or foreign Governmental Entity or any other person, on the other hand. The Representing Party has not requested, sought, applied for or entered into any grant, subsidy or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other person.

         Section 3.20  Intellectual Property.

                 (a) For purposes of this Agreement, "Intellectual Property" means:

                        (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                        (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                        (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                        (iv) common law trademarks, registered trademarks, applications for registration of trademarks, common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, "Trademarks");

                        (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business of the Representing Party as such business is currently conducted and as its business is proposed to be conducted;

                        (vi) all domain names registered by the Representing Party; and

                        (vii) all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

                 (b) The Representing Party owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the business of the Representing Party as currently conducted or as proposed to be conducted by the Representing Party (the "Representing Party's Intellectual Property"), free and clear of all liens, claims or encumbrances. The Representing Party's Intellectual Property constitutes all of the Intellectual Property necessary to enable the Representing Party to conduct its business as such business is currently being conducted and as its business is proposed to be conducted. No current or former officer, director, stockholder, employee, consultant or independent contractor has asserted any right, claim or interest in or with respect to any Representing Party Intellectual Property and the Representing Party is not aware of a basis for any such claim. There is no unauthorized use, disclosure or misappropriation of any Representing Party Intellectual Property by any employee or, to the Representing Party's knowledge, former employee of the Representing Party or, to the Representing Party's knowledge, by any other third party. There are no royalties, fees or other payments payable by the Representing Party to any third person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Representing Party Intellectual Property.

                 (c) With respect to each item of Representing Party Intellectual Property incorporated into any product of the Representing Party or otherwise used in the business of the Representing Party (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for the Representing Party's operations) the Representing Party Disclosure Schedule lists:

                        (i) all Patents and Patent Applications, Trademarks, and Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                        (ii) the following agreements relating to each of the products of the Representing Party (the "Representing Party Products") or other Representing Party Intellectual Property: all (A) agreements granting any right to distribute or sublicense a Representing Party Product on any exclusive basis,
(B) any exclusive licenses of Intellectual Property to or from the Representing Party, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to the Representing Party are [$10,000] or more, (D) joint development agreements, (E) any agreement by which the Representing Party grants any ownership right to any Representing Party Intellectual Property owned by the Representing Party, (F) any judicial, administrative, regulatory or other governmental order relating to Intellectual Property, (G) any option relating to any Representing Party Intellectual Property, and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code, including without limitation any rights to create derivative works of Representing Party Products.

                 (d) The Representing Party Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which the Representing Party is a party and pursuant to which the Representing Party is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions ("Third Party Intellectual Property").

                 (e) To the knowledge of the Representing Party, there is no unauthorized use, disclosure, infringement or misappropriation of any Representing Party Intellectual Property, including any Third Party Intellectual Property by any third party, including any employee or former employee of the Representing Party. Other than in respect of agreements with the Representing Party's officers and directors, the Representing Party has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business. There are no royalties, fees or other payments payable by the Representing Party to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

                 (f) The Representing Party is not in breach of any license, sublicense or other agreement relating to the Representing Party Intellectual Property or Third Party Intellectual Property Rights. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in an infringement on the Representing Party Intellectual Property, including any Third Party Intellectual Property.

                 (g) All Patents, registered Trademarks, registered service marks and registered Copyrights held by the Representing Party are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. The Representing Party is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no proceeding pending or, to the Representing Party's knowledge, threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of the Representing Party Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Trademarks, service marks, Copyrights or violation of any trade secret or other proprietary right of any third party. The Representing Party has not brought a proceeding alleging infringement of the Representing Party Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                 (h) All current and former officers and employees of the Representing Party have executed and delivered to the Representing Party an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to the Representing Party of any Intellectual Property arising from services performed for the Representing Party by such persons. All current and former consultants and independent contractors to the Representing Party involved in the development, modification, marketing and servicing of the Representing Party's products, and/or the Representing Party Intellectual Property have executed and delivered to the Representing Party an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to the Representing Party of any Intellectual Property arising from services performed for the Representing Party by such persons. To the Representing Party's knowledge, no employee or independent contractor of the Representing Party is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with the Representing Party.

                 (i) The Representing Party has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all the Representing Party Intellectual Property (except such Representing Party Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All Intellectual Property not otherwise protected by Patents or Copyrights ("Confidential Information") owned by the Representing Party used by or disclosed to a third party has been pursuant to the terms of a written agreement between the Representing Party and such third party.

                 (j) No product liability claims have been communicated in writing to or, to the Representing Party's knowledge, threatened against the Representing Party.

                 (k) A complete list of each of the Representing Party Products and the Representing Party's proprietary software ("Representing Party Software"), together with a brief description of each, is set forth in Section
3.20 of the Representing Party's Disclosure Schedule. The Representing Party Software and Representing Party Products conform in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of the Representing Party.

                 (l) The Representing Party is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Representing Party, or which may affect the validity, use or enforceability of such Representing Party Intellectual Property. The Representing Party is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by the Representing Party of the Representing Party Intellectual Property or Representing Party Products.

         Section 3.21 Minute Books; Stock Record Books. True and correct copies of the Representing Party's minute books and, in the case of the Company, stock record books have been made available to the other. The minute books of the Representing Party contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Representing Party, and accurately reflect in all material respects all corporate actions of the Representing Party which are required by law to be passed upon by the Board of Directors or stockholders of the Representing Party. The stock record books accurately reflect all transactions in shares of the Company's capital stock.

         Section 3.22 Bank Accounts; Powers of Attorney. Section 3.22 of the Representing Party's Disclosure Schedule hereto sets forth a complete and correct list showing: (a) all banks in which the Representing Party maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from the Representing Party, true and correct copies thereof which have been delivered to the other.

         Section 3.23 Disclosure. The representations and warranties by the Representing Party in this Agreement and the statements contained in the schedules, certificates and other writings furnished and to be furnished by the Representing Party to the other party pursuant to this Agreement, when considered as a whole and giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were or shall be made, not misleading, it being understood that as used in this Section 3.23 "material" means material to the Representing Party and its Subsidiaries, taken as a whole. The Representing Party has provided to the other copies of all contracts and agreements that can be reasonably construed as material to the business of the Representing Party.

         Section 3.24 Opinion of Financial Advisors. The Board of Directors of NPI has received the opinion of Lehman Brothers Inc., dated the date of this Agreement, substantially to the effect that, as of such date, the consideration to be issued and delivered by NPI in the Merger is fair to NPI from a financial point of view.

         Section 3.25 NPI Share Ownership. As of the date hereof, NPI does not own any securities of the Company.

         Section 3.26  Brokers or Finders.

                 (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Credit Suisse First Boston, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm dated March 26, 2001; and the Company agrees to indemnify and hold NPI harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have made by such party or its affiliates.

                 (b) NPI represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Lehman Brothers, whose fees and expenses will be paid by NPI in accordance with NPI's agreement with such firm dated March 22, 2001; and NPI agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

         Section 3.27 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, NPI represents and warrants that Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                   ARTICLE IV
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

         Section 4.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of the Company through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 4.1, prior to the Effective Time, the Company will not, without the prior written consent of NPI:

                 (a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

                 (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to outstanding Company Stock Options, and except for the issuance of Company Stock Options to purchase up to an aggregate of 848,500 shares of Company Common Stock to employees, consultants or directors pursuant to the Company's Stock Option Plans and consistent with past practices;

                 (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

                 (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

                 (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

                 (f) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that NPI shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual.

                 (g) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

                 (h) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

                 (i) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                 (j) take any action (including, any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

                 (k) fail to comply in any material respect with any Law applicable to the Company or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company;

                 (l) effect a "mass layoff" or "plant closing" as defined in WARN;

                 (m) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset that is material to the Company, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of disclosure, such Person has executed a confidentiality agreement in form acceptable to the Company;

                 (n) sell or dispose of any Company Intellectual Property;

                 (o) change any of the banking or safe deposit arrangements described in Section 3.23 hereto, except in the ordinary course of business;

                 (p) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

                 (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through Section 4.1(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue, incomplete or incorrect.

         Section 4.2 Conduct of Business of NPI. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, NPI will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of NPI through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 4.2, prior to the Effective Time, NPI will not, without the prior written consent of Company:

                 (a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

                 (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for the issuance or sale of NPI Common Stock pursuant to outstanding NPI Stock Options, and except for the issuance of NPI Stock Options to purchase up to an aggregate of 1,959,794 shares of NPI Common Stock to employees, consultants and directors pursuant to NPI's Stock Option Plans and consistent with past practices;

                 (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

                 (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of NPI (other than the Merger);

                 (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of NPI; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

                 (f) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that the Company shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual.

                 (g) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to NPI, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

                 (h) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

                 (i) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                 (j) take any action (including, any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

                 (k) fail to comply in any material respect with any Law applicable to NPI or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on NPI;

                 (l) effect a "mass layoff" or "plant closing" as defined in WARN;

                 (m) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset that is material to NPI, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of such disclosure, such Person has executed a confidentiality agreement in form acceptable to NPI;

                 (n) sell or dispose of any NPI Intellectual Property;

                 (o) change any of the banking or safe deposit arrangements described in Section 3.23 hereto, except in the ordinary course of business;

                 (p) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

                 (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 4.2(a) through Section 4.2(p) or any action which would make any of the representations or warranties of NPI contained in this Agreement untrue, incomplete or incorrect.

         Section 4.3  Access to Information.

                 (a) Between the date hereof and the Effective Time, the Company, NPI and Merger Sub will each give the authorized representatives (including, counsel, financial advisors and auditors) of the other reasonable access to all its employees, consultants, contractors, plants, offices, warehouses and other facilities and to all its books and records, will permit the other to make such inspections and investigations as each may require, including, without limitation, the sampling of surface water, groundwater, soil, indoor and outdoor air quality and building materials. Each of the Company, NPI and Merger Sub will cause its officers to furnish the other with such financial and operating data and other information in respect of its business, properties and personnel as each may from time to time reasonably request, provided that no investigation pursuant to this Section 4.3(a) shall affect or be deemed to modify any of the representations or warranties made by each of the Company, NPI and Merger Sub.

                 (b) Between the date hereof and the Effective Time, the Company, NPI and Merger Sub shall each furnish to the other (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management, NPI management and Merger Sub management respectively, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are regularly prepared for the Company Board of Directors, NPI Board of Directors and Merger Sub Board of Directors, respectively.

                 (c) Each of NPI, Merger Sub and the Company will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other furnished in connection with the transactions contemplated by this Agreement.

         Section 4.4 Continuation of Insurance Coverage. From the date hereof to the Closing, each of the Company and NPI shall keep in full force and effect insurance coverage for its assets and operations comparable in amount and scope to the coverage now maintained covering its assets and operations.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         Section 5.1  Joint Proxy Statement; Registration Statement.

                 (a) As promptly as practicable after the date of this Agreement, NPI and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement and NPI shall prepare and cause to be filed with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, with respect to the issuance of NPI Common Stock in the Merger. Each of NPI and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Registration Statement and Joint Proxy Statement. Each of NPI and the Company shall use all reasonable efforts to cause the Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. NPI will cause the Joint Proxy Statement to be mailed to NPI's stockholders, and the Company will cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of NPI and the Company shall also promptly file, use all reasonable efforts to cause to become effective as promptly as possible and, if required, mail to its stockholders any amendment to the Registration Statement or Joint Proxy Statement that becomes necessary after the date the Registration Statement is declared effective.

                 (b) If at any time prior to the Effective Time any event or circumstance relating to NPI, any NPI Subsidiary or their respective directors or officers is discovered by NPI which is required to be set forth in an amendment or supplement to the Registration Statement or Joint Proxy Statement, NPI shall promptly inform the Company. All documents that NPI is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                 (c) If at any time prior to the Effective Time any event or circumstance relating to the Company, any Company Subsidiary or their respective directors or officers is discovered by the Company which is required to be set forth in an amendment or supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform NPI. All documents that the Company is responsible for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                 (d) Each of NPI and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Joint Proxy Statement or Registration Statement or comments thereon or responses thereto.

                 (e) Prior to the Effective Time, NPI shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the NPI Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that NPI shall not be required
(i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

         Section 5.2  Company Stockholders' Meeting.

                 (a) The Company shall take all action necessary under all applicable Laws to call, give notice of and hold the Company Stockholders' Meeting. The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with NPI) as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Laws.

                 (b) Subject to Section 5.2(c): (i) the Joint Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to NPI, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to NPI shall be adopted or proposed.

                 (c) Notwithstanding anything to the contrary contained in
Section 5.2(b), at any time prior to the adoption of this Agreement by the Company Stockholder Approval, the Company Board Recommendation may be withdrawn or modified in a manner adverse to NPI if the Company board of directors shall have determined in accordance with Section 5.5(a)(ii) that the withdrawal or modification of such recommendation is necessary.

         Section 5.3  NPI Stockholders' Meeting.

                 (a) NPI shall take all action necessary under all applicable Laws to call, give notice of and hold the NPI Stockholders' Meeting. The NPI Stockholders' Meeting will be held on the same date as the Company Stockholders' Meeting is held. NPI shall ensure that all proxies solicited in connection with the NPI Stockholders' Meeting are solicited in compliance with all applicable Laws.

                 (b) Subject to Section 5.3(c), the Joint Proxy Statement shall include a statement to the effect that the board of directors of NPI recommends that NPI's stockholders vote to approve the issuance of NPI Common Stock in the Merger (the recommendation of NPI's board of directors that NPI's stockholders vote to approve the issuance of NPI Common Stock in the Merger being referred to as the "NPI Board Recommendation"). The NPI Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of NPI or any committee thereof to withdraw or modify the NPI Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

                 (c) Notwithstanding anything to the contrary contained in
Section 5.3(b), at any time prior to the adoption of this Agreement by the NPI Stockholder Approval, the NPI Board Recommendation may be withdrawn or modified in a manner adverse to the Company if the NPI board of directors shall have determined in accordance with Section 5.5(b)(ii), that the withdrawal or modification of such recommendation is necessary.

         Section 5.4  Commercially Reasonable Efforts.

                 (a) Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither the Company, NPI nor Merger Sub will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

                 (b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.2 and Section 5.3, each of NPI, Merger Sub and the Company shall use commercially reasonable efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other person in respect of the transactions contemplated hereby, including, without limitation, under any antitrust or other Law, or by any Dissenting Stockholder in respect of Dissenting Shares. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of NPI, Merger Sub and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4(b) shall (i) limit a party's right to terminate this Agreement pursuant to
Section 7.2 so long as such party has up to then complied in all material respects with its obligations under this Section 5.4(b), or (ii) require NPI to dispose or hold separate any part of its or the Company's business or operations (or a combination of NPI's and the Company's business or operations), or comply with any other material restriction affecting its business or operations.

                 (c) The Company and NPI agree that in connection with any litigation which may be brought against the Company or its directors or NPI or its directors relating to the transactions contemplated hereby, the party subject to such litigation will keep the other, and any counsel which the other may retain at its own expense, informed of the course of such litigation, to the extent the other is not also a party thereto. The parties agree that they will consult with each other prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         Section 5.5  Acquisition Proposals.

                 (a) Restrictions on the Company.

                        (i) The Company and its Subsidiaries will not, nor will they authorize or permit any officer, director, employee, consultant or contractor of or any investment banker, attorney, accountant or other advisor or representative of, the Company or its Subsidiaries to, directly or indirectly,
(A) solicit, initiate or encourage the submission of any Company Acquisition Proposal (as hereinafter defined) or (B) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Company Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that the Company receives an unsolicited Company Acquisition Proposal, prior to the adoption of this Agreement by the Company Stockholder Approval, this Section 5.5(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company to, or entering into discussions with, any Person in response to a bona fide Company Acquisition Proposal that can reasonably be expected to lead to a Superior Proposal that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company, its Subsidiaries nor any representative of any of the Company or its Subsidiaries shall have violated any of the restrictions set forth in this
Section 5.5(a), (2) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action would be inconsistent with fiduciary duties of the board of directors of the Company to the Company's stockholders, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such

Person, the Company gives NPI written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to NPI (to the extent such nonpublic information has not been previously furnished by the Company to NPI). Immediately after the execution and delivery of this Agreement, the Company and its Subsidiaries will, and will use their commercially reasonable efforts to cause their affiliates, and their respective officers, directors, employees, consultants, contractors, investment bankers, attorneys, accountants and other agents and representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Company Acquisition Proposal and shall immediately inform NPI of the receipt by the Company of any subsequent Company Acquisition Proposal. The Company and its Subsidiaries shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.5(a) of the obligations undertaken in this Section 5.5(a). "Company Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company: (v) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (w) any sale of shares of capital stock of the Company after which stockholders of the Company immediately prior to such sale would hold less than a majority of the issued and outstanding capital stock of the Company, (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company in a single transaction or series of related transactions; (y) any tender offer or exchange offer for 20% or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Company Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third party to purchase all of outstanding Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, to be more favorable to the Company and its stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and which is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a Company Superior Proposal if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

                        (ii) The Company board of directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to NPI, its approval or recommendation of this Agreement or the Merger unless the Company board of directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by the Company board of directors of its fiduciary duties to the Company's stockholders. Nothing contained in this Section 5.5(a) shall prohibit the Company from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company board of directors, after consultation with independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this Section 5.5(a), the Company may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal. Nothing in this Section 5.5(a) shall
(A) permit the Company to terminate this Agreement or (B) affect any other obligations of the Company under this Agreement.

                 (b) Restrictions on NPI

                        (i) NPI and its Subsidiaries will not, nor will they authorize or permit any officer, director, employee, consultant or contractor of or any investment banker, attorney, accountant or other advisor or representative of, NPI or its Subsidiaries to, directly or indirectly, (A) solicit, initiate or encourage the submission of any NPI Acquisition Proposal (as hereinafter defined) or (B) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any NPI Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any NPI Acquisition Proposal. Notwithstanding the foregoing, in the event that NPI receives an unsolicited NPI Acquisition Proposal, prior to the adoption of this Agreement by the NPI Stockholder Approval, this Section 5.5(b) shall not prohibit NPI from furnishing nonpublic information regarding NPI to, or entering into discussions with, any Person in response to a bona fide NPI Acquisition Proposal that can reasonably be expected to lead to a Superior Proposal that is submitted to NPI by such Person (and not withdrawn) if (1) neither NPI, its Subsidiaries, nor any representative of NPI or its Subsidiaries shall have violated any of the restrictions set forth in this Section 5.5(b), (2) the board of directors of the NPI concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action would be inconsistent with fiduciary duties of the board of directors of NPI to the Company's stockholders, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, NPI gives the Company written notice of the identity of such Person and of NPI's intention to furnish nonpublic information to, or enter into discussions with, such Person, and NPI receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of NPI, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, NPI furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by NPI to the Company). Immediately after the execution and delivery of this Agreement, NPI and its Subsidiaries will, and will use their commercially reasonable efforts to cause their affiliates, and their respective officers, directors, employees, consultants, contractors, investment bankers, attorneys, accountants and other agents and representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible NPI Acquisition Proposal and shall immediately inform the Company of the receipt by NPI of any subsequent NPI Acquisition Proposal. NPI and its Subsidiaries shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.5(b) of the obligations undertaken in this Section 5.5(b). "NPI Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving
NPI: (v) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (w) any sale of shares of capital stock of NPI after which stockholders of NPI immediately prior to such sale would hold less than a majority of the outstanding capital stock of NPI, (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of NPI in a single transaction or series of related transactions, other than assets of NPI related directly to NPI's Ethernet switching business, (y) any tender offer or exchange offer for 20% or more of the outstanding NPI Common Stock or the filing of a registration statement under the Securities Act in connection therewith, or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "NPI Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third party to purchase all of outstanding NPI Common Stock on terms that the board of directors of NPI determines, in its reasonable judgment, to be more favorable to the NPI and its stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and which reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a NPI Superior Proposal if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

                        (ii) The NPI board of directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, its approval or recommendation of this Agreement or the Merger unless the NPI board of directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by the NPI board of directors of its fiduciary duties to the NPI stockholders under applicable Law. Nothing contained in this Section 5.5(b) shall prohibit NPI from making any disclosure to the NPI stockholders which, in the good faith reasonable judgment of the NPI board of directors, after consultation with independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this Section 5.5(b), NPI may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an NPI Acquisition Proposal. Nothing in this Section 5.5(b) shall (A) permit NPI to terminate this Agreement or (B) affect any other obligations of NPI under this Agreement.

         Section 5.6 Public Announcements. Each of NPI, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with Nasdaq, as determined by NPI, Merger Sub or the Company, as the case may be, a copy of which shall be sent simultaneously to the other party upon such release.

         Section 5.7  Indemnification.

                 (a) The Company shall, and from and after the Effective Time, the Surviving Corporation and NPI shall, indemnify, defend and hold harmless the present and former directors and officers of the Company (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or pertaining to the fact that such person is or was a director or officer of the Company whether pertaining to any matter existing at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent the Company is permitted under the Company's certificate of incorporation and/or bylaws in effect immediately prior to the Merger and under Delaware Law as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits broader rights than such law permitted prior to such amendment and only to the extent such amendment is not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (a) the Indemnified Parties may retain counsel satisfactory to them and the Company or, from and after the Effective Time, the Surviving Corporation, and the Surviving Corporation or NPI, as applicable, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of reasonable documented expenses incurred, in either case to the fullest extent and in the manner permitted by Delaware Law; and (b) the Company or the Surviving Corporation, as applicable, will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company, NPI nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.7 except to the extent such failure materially prejudices such party), and shall to the extent required by the Company's certificate of incorporation and/or bylaws in effect immediately prior to the Merger and Delaware Law deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by the Company's certificate of incorporation and/or bylaws in effect immediately prior to the Merger and Delaware Law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                 (b) NPI, Merger Sub and the Company agree that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Party as provided in the Company's certificate of incorporation and bylaws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with Delaware Law; provided, that in the event any claim or claims are asserted or made within such six-year period all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware Law, the Company's certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to NPI; and provided further, that nothing in this Section 5.7 shall impair any rights or obligations of any present or former directors or officers of the Company.

                 (c) In the event NPI or the Surviving Corporation or any of their successors or assigns (i) consolidates with or mergers into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.7, proper provision shall be made so that the successors and assigns of NPI and the Surviving Corporation assume the obligations set forth in this Section 5.7 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

                 (d) NPI or the Surviving Corporation shall maintain directors' and officers' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Date; provided, that (i) the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers and (ii) if the existing D&O Insurance expires or is canceled during such period, NPI or the Surviving Corporation will use its commercially reasonable efforts to obtain substantially similar D&O Insurance, (iii) in no event shall NPI or the Surviving Corporation be required to expend an amount per year in excess of 150% of current annual premiums paid by NPI to maintain or procure D&O insurance pursuant hereto; and (iv) if the annual premiums of such D&O Insurance would exceed 150% of current annual premiums, NPI or the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding 150% of current annual premiums.

         Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to NPI and Merger Sub, and NPI and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (b) any material failure of the Company, NPI or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (d) any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

         Section 5.9  Employee Matters, Management Agreements.

                 (a) NPI will cause the Surviving Corporation to honor the obligations of the Company under the provisions of all Benefit Plans and Employee Arrangements set forth in the Company's Disclosure Schedule, subject to NPI's right to amend or terminate any such Benefit Plan or Employee Arrangement in accordance with its terms. After the Effective Time, the employees of the Company will be eligible to participate in the Company's Benefit Plans or, if so determined by NPI, NPI's applicable Benefit Plans, as such plans may be in effect from time to time, and, at NPI's sole discretion, will become employees of NPI. With respect to each such employee of the Company, service with the Company may be counted for purposes of determining periods of eligibility to participate or to vest in benefits under any applicable Benefit Plan of NPI. At NPI's sole discretion, administrative functions, including but not limited to payroll processing, may be transferred to processors of NPI's choosing.

                 (b) The Company, NPI and Merger Sub agree that the Merger shall constitute a change in control with respect to the Management Agreements and any payments or benefits due to parties under the Management Agreements resulting therefrom shall be paid promptly to each payee after the expiration of such payee's NPI Lockup Agreement.

                 (c) At the Closing, NPI may cause the Surviving Corporation to deposit with an escrow agent reasonably acceptable to all parties hereto and pursuant to the terms of a mutually acceptable escrow agreement, an amount sufficient to pay any amount due pursuant to retention agreements disclosed in the NPI Disclosure Schedule.

         Section 5.10 Affiliate Agreements. Section 5.10 of the Company Disclosure Schedule sets forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will cause such list to be updated promptly through the Closing Date. No later than 15 days after the date of this Agreement (but in any event prior to the Effective Time), the Company shall cause its "affiliates" to deliver to NPI an Affiliate Agreement.

         Section 5.11  Lock-up Agreements.

                 (a) Section 5.11 of the Company Disclosure Schedule sets forth a list of all the Company's officers, directors and stockholders. Prior to the Effective Time, the Company shall cause all officers and directors of the Company to deliver to NPI a Company Lock-up Agreement.

                 (b) Section 5.11 of the NPI Disclosure Schedule sets forth a list of all NPI's officers, directors, stockholders affiliated with NPI's officers and directors, and NPI employees who hold more than 30,000 shares of NPI Common Stock. Prior to the Effective Time, NPI shall cause all such individuals or entities to deliver to NPI an NPI Lock-up Agreement.

         Section 5.12 Listing of Stock. NPI shall use its commercially reasonable efforts to cause the shares of NPI Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq on or prior to the Closing Date, subject to official notice of issuance.

         Section 5.13 Antitakeover Statutes. If any antitakeover statute is or may become applicable to the Merger, each of NPI and the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any antitakeover statute on the Merger.

         Section 5.14  Third Party Consents.

                 (a) Each of NPI, Merger Sub and the Company shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents of third parties (including, but not limited to, such as are listed on Section 3.3 of the Company Disclosure Schedule or NPI Disclosure Schedule, as applicable) and Governmental Entities necessary to the consummation of the transactions contemplated hereby (the "Third Party Consents") and will provide to the other parties hereto copies of each such Third Party Consent promptly after it is obtained. Each of NPI, Merger Sub and the Company agrees to cooperate fully with the other parties hereto in connection with the obtaining of the Third Party Consents; provided, however, that no party shall be required to pay any additional sums to secure such Third Party Consents of the other parties hereto.

                 (b) The Company and NPI shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as soon as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters. Notwithstanding anything to the contrary herein (including the other provisions of this Section 5.14), NPI and its Subsidiaries shall not be required to divest, or agree to any restrictions with respect to, any of its businesses or assets or the businesses or assets to be acquired in connection with the transactions contemplated hereby. Nothing herein shall prevent NPI, on not more than one occasion, from withdrawing a notification under the HSR Act if NPI intends to refile such notification thereafter in accordance with the terms hereof.

                 (c) In furtherance and not in limitation of the covenants of the parties contained in Section 5.14(a) and Section 5.14(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of NPI, Merger Sub and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgement, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

                 (d) If any objections are asserted with respect to the transactions contemplated hereby or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any regulatory Law, each of NPI, Merger Sub and the Company shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

         Section 5.15  Conversion of Preferred Stock.

                 (a) To the extent applicable, NPI hereby consents to the conversion of all shares of Company Preferred Stock into shares of Company Common Stock effective immediately prior to the Effective Time.

                 (b) The Company shall use its commercially reasonable efforts to obtain the consent of all holders of Company Preferred Stock to the conversion of such shares into shares of Company Common Stock effective immediately prior to the Effective Time.

         Section 5.16 Reorganization Treatment Tax-Free. The Company, NPI and Merger Sub shall execute and deliver to Gray Cary Ware & Freidenrich LLP, counsel to NPI, and Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to the Company, certificates substantially in the forms attached hereto as Exhibits G and H at such time or times as reasonably requested by such law firms in connection with their respective deliveries of opinions in respect of the transactions contemplated hereby. Prior to the Effective Time, none of the Company, NPI or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed certificates.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

                 (a) This Agreement shall have been approved and adopted by the Company Stockholder Approval and the NPI Stockholder Approval.

                 (b) The Company, NPI and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the HSR Act, Securities Act and under blue sky laws, if any, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                 (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

                 (d) The Registration Statement shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued; no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing; and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the NPI Common Stock shall have been received.

                 (e) The NPI Common Stock required to be issued hereunder shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

         Section 6.2 Conditions to the Obligations of NPI and Merger Sub. The respective obligations of NPI and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by NPI and Merger Sub to the extent permitted by applicable Law:

                 (a) The representations and warranties of the Company contained herein shall be true (for the purposes of this Section 6.2(a), without regard to any materiality or Material Adverse Effect qualifier contained therein), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on the Company, in each case on and as of the Closing (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

                 (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                 (c) The Company shall have delivered to NPI a certificate, dated the date of the Closing, signed by the President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 6.2(a) and Section 6.2(b).

                 (d) Prior to the Closing, there shall not have occurred any Material Adverse Effect on the Company.

                 (e) All holders of shares of Company Preferred Stock shall have converted such shares into shares of Company Common Stock.

                 (f) NPI shall have received an opinion of Gray Cary Ware & Freidenrich LLP, dated the Closing Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Closing Date, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

         Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

                 (a) The representations and warranties of NPI and Merger Sub contained herein shall be true (for the purposes of this Section 6.3(a), without regard to any materiality or Material Adverse Effect qualifier contained therein), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on NPI, in each case on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

                 (b) The Closing Cash shall be no less than $80,000,000.

                 (c) NPI and Merger Sub shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                 (d) NPI shall have delivered to the Company a certificate, dated the date of the Closing, signed by an executive officer of NPI (but without personal liability thereto), certifying as to the actual Closing Cash and fulfillment of the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c).

                 (e) Prior to the Closing, there shall not have occurred any Material Adverse Effect on NPI.

                 (f) The Company shall have received an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, dated the Closing Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Closing Date, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and NPI Stockholder Approval referred to in Section 6.1(a), by mutual written consent of the Company and NPI by action of their respective boards of directors.

         Section 7.2 Termination by either NPI or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either NPI or the Company if:

                 (a) the Merger shall not have been consummated by September 30, 2001, whether such date is before or after the date of approval of the Merger by the Company Stockholder Approval and NPI Stockholder Approval (the "Termination Date"); provided, however, that if any condition of Closing set forth in Section
6.1 that remains reasonably capable of satisfaction has not been fulfilled or waived prior to September 30, 2001, the Termination Date shall be automatically extended to December 31, 2001;

                 (b) after the Company convenes and holds the Company Stockholders' Meeting and certifies the vote with respect to the Merger, the Company Stockholder Approval shall not have been obtained;

                 (c) after NPI convenes and holds the NPI Stockholders' Meeting and certifies the vote with respect to the Merger, the NPI Stockholder Approval shall not have been obtained; or

                 (d) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Stockholder Approval and NPI Stockholder Approval); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated; provided further, however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to either party in the event that any of its stockholders who are party to the Voting Agreement have breached their obligations thereunder.

         Section 7.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and NPI Stockholder Approval referred to in Section 6.1(a), by action of the Company board of directors, if:

                 (a) (i) any of NPI's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.3 would not be satisfied, or (ii) if (A) any of NPI's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.3 would not be satisfied and (B) such inaccuracy has not been cured by NPI within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of NPI's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 6.3 would not be satisfied; or

                 (b) the board of directors of NPI shall have withdrawn its recommendation of this Agreement or modified the recommendation in a manner adverse to the Company or shall have resolved to do the foregoing.

                 (c) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on NPI.

         Section 7.4 Termination by NPI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and NPI Stockholder Approval referred to in Section 6.1(a), by action of the Board of Directors of NPI, if:

                 (a) (i) any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.2 would not be satisfied, or (ii) if (A) any of the Company's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.2 would not be satisfied and (B) such inaccuracy has not been cured by the Company within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of the Company's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section
6.2 would not be satisfied; or

                 (b) the board of directors of the Company shall have withdrawn its recommendation of this Agreement or modified the recommendation in a manner adverse to NPI or shall have resolved to do the foregoing.

                 (c) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Company.

         Section 7.5 Effect of Termination and Abandonment. Subject to the terms of Section 7.6, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VII, this Agreement (other than this Section 7.5, Section 4.3(c) and Section 8.2(a)) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

         Section 7.6  Termination Fee.

                 (a) If this Agreement is terminated by NPI or the Company for any reason other than pursuant to Section 7.4, NPI shall pay to the Company upon such termination a termination fee of three million dollars ($3,000,000) in cash in immediately available funds (the "NPI Termination Fee").

                 (b) In no event shall NPI be required to pay the NPI Termination Fee if, immediately prior to the applicable termination of this Agreement, the Company is in material breach of any of its obligations under this Agreement.

         Section 7.7 Amendment. This Agreement may be amended by action taken by the Company, NPI and Merger Sub at any time before or after approval of the Merger by the Company Stockholder Approval and NPI Stockholder Approval but, after any such approvals, no amendment shall be made which changes the amount or form of the Merger Consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         Section 7.8 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         Section 8.2 Entire Agreement; Assignment.

                 (a) This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof (including, without limitation, the Option Agreement between the Company and NPI effective as of March 30, 2001), other than the Non-disclosure Agreement between the parties dated as of March 30, 2001 (which shall remain in effect).

                 (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         Section 8.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof by the intended recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:



              if to Merger Sub or NPI, to:    Network Peripherals Inc.
                                              2859 Bayview Drive
                                              Fremont, California  94538
                                              Attention:  James Regel, Chief
                                                Executive Officer
                                              Fax:  (510) 897-5056

              with copies to:                 Gray Cary Ware & Freidenrich LLP
                                              4365 Executive Drive, Suite 1600
                                              San Diego, California  92121
                                              Attention:  Scott Stanton, Esq.
                                              Facsimile:  (858) 677-1477

              if to the Company, to:          FalconStor, Inc.
                                              125 Baylis Road, Suite 140
                                              Melville, New York  11747
                                              Attention:  ReiJane Huai, Chief
                                                Executive Officer
                                              Facsimile:  (631) 501-7633

              with a copy to:                 Olshan Grundman Frome Rosenzweig &
                                                Wolosky LLP
                                              505 Park Avenue
                                              New York, NY  10022-1170
                                              Attention:  Steve Wolosky, Esq.
                                              Facsimile:  (212) 980-7177
or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof.

         Section 8.5 Expenses. The Company shall be solely responsible for the legal, accounting and other fees and expenses incurred by the Company in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. NPI and Merger Sub shall be solely responsible for the legal, accounting and other fees and expenses incurred by NPI and Merger Sub in connection with execution of this Agreement and the consummation of the transactions contemplated hereby. Any and all Transfer Taxes shall be timely paid by the Company.

         Section 8.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 5.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 8.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

         Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.11  Further Assurances. Each party to this Agreement agrees
(a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

         Section 8.12  Interpretation.

                 (a) The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                 (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 4, 2001.

                 (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 8.13  Definitions.  As used herein,

                 (a) "Affiliate" has the meaning given to it in Rule 12b-2 of Regulation 12B under the Exchange Act.

                 (b) "Beneficial ownership" or "beneficially own" has the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

                 (c) "Know" or "knowledge" means, (i) in respect of NPI, the knowledge of NPI's executive officers and (ii) in respect of the Company, the knowledge of the Company's executive officers.

                 (d) "Lien" means, in respect of any asset (including, any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

                 (e) "Permitted Lien" means a statutory Lien not yet delinquent; a purchase money Lien arising in the ordinary course of business consistent with past practices; a Lien reflected in the financial statements of the applicable party; or a Lien which does not materially detract from the value or impair the use of the asset or property in question.

                 (f) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                 (g) "Subsidiary" means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                 (h) "Transfer Taxes" means any and all state, local, foreign or provincial sales, use, real property, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any shareholder level taxes based upon net income) attributable to the transactions contemplated herein.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                               FALCONSTOR, INC.



                               By:  /s/ REIJANE HUAI
                                  ----------------------------------------------
                                  Name:        ReiJane Huai
                                  Title:       Chief Executive Officer



                               NETWORK PERIPHERALS INC.



                               By:  /s/ JAMES REGEL
                                  ----------------------------------------------
                                  Name:        James Regel
                                  Title:       Chief Executive Officer



                               EMPIRE ACQUISITION CORP.



                               By:  /s/ JAMES REGEL
                                  ----------------------------------------------
                                  Name:        James Regel
                                  Title:       President